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                                                                   Exhibit 8.1



            [letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]





                                                     December 21, 1999


Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, California 94063


              Re: Registration Statement on Form S-4 (File No. 333-
                  92589) of Tumbleweed Communications Corp.
                  --------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Tumbleweed Communications Corp., a Delaware corporation ("PARENT"), in connection with the preparation of the Registration Statement on Form S-4 (File No. 333-92589) (such Registration Statement being hereinafter referred to as the "REGISTRATION STATEMENT"), filed by Parent with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on December 10, 1999, with respect to the Agreement and Plan of Merger, dated November 18, 1999 (the "MERGER AGREEMENT"), among Parent, Keyhole Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, and Worldtalk Communications Corporation, a Delaware corporation, and the merger (the "MERGER") contemplated thereby. We have assumed that the Merger will be consummated in accordance with the Merger Agreement and such other documents, certificates and records, and statements as to factual matters contained therein are true, correct and complete and will continue to be true, correct and complete through the effective time of the Merger. All capitalized terms used herein, unless otherwise specified, shall have the same meanings as set forth in the Registration Statement.


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Tumbleweed Communications Corp.
December 21, 1999
Page 2



                  In rendering the opinion set forth herein, we have examined and relied upon the accuracy and completeness of the information set forth in the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations (proposed, temporary, and final) promulgated or published thereunder, pertinent judicial decisions, interpretive rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, all of which are subject to change, which changes may be retroactively applied. Our opinion is based on existing law and on the facts represented to us as of the date hereof. A change in the authorities or the facts, information, statements, representations, or assumptions upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

                  Based solely on the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth in the Registration Statement under the heading "Certain Federal Income Tax Considerations" does not purport to summarize all possible United States federal income tax consequences applicable to the Merger, such discussion constitutes, in all material respects, a fair and accurate summary of the Federal income tax consequences generally applicable to a shareholder of Worldtalk Communications Corporation common stock who participates in the Merger.

                  We express no opinion with respect to the matters addressed in this letter other than as set forth above.

                  We are furnishing this opinion to you solely in connection with the filing of the Registration Statement with the Commission. This opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, or relied upon by any other person, without our prior written consent. This opinion is expressed as of the date hereof, and we disclaim any understanding to advise you of changes of the facts stated or assumed herein or any subsequent changes in applicable law.

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Tumbleweed Communications Corp.
December 21, 1999
Page 3


                  We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,


                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP